PRELIMINARY PROXY CARD, SUBJECT TO CHANGE, DATED [•], 2022

THE RBB FUND, INC. 615 EAST MICHIGAN STREET MILWAUKEE, WI 53202
To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.proxyvote.com
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

THE RBB FUND, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder constitutes and appoints Neil J. Hennessy, Teresa M. Nilsen, Kathryn R. Fahy and Daniel B. Steadman, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to represent and to vote all shares of the Stance Equity ESG Large Cap Core ETF held of record by the undersigned on [•], 2022, as designated below, at the Special Meeting of Shareholders of the Stance Equity ESG Large Cap Core ETF at 615 East Michigan Street, Milwaukee, Wisconsin 53202 on [•], 2022, at [•], local time, and at any adjournments or postponements thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
                                                                                                         Dated:  ____________________, 2022

                                                                                                          _______________________________
              Signature(s)

The signature on this proxy should correspond exactly with the name of the shareholder as it appears on the proxy.  If stock is issued in the name of two or more persons, each should sign the proxy.  If a proxy is signed by an administrator, trustee, guardian, attorney or other fiduciary, please indicate full title as such.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice, Proxy Statement, most recent Annual Report of the Stance Equity ESG Large Cap Core ETF, most recent Annual and Semi-Annual Reports of the Hennessy Funds and Form of Proxy are available at [•].

Please fill in boxes as shown using black or blue ink or number 2 pencil.                                                        [X]
PLEASE DO NOT USE FINE POINT PEN

The Board of Directors recommends that you vote FOR the Agreement and Plan of Reorganization.

1.  Proposal to approve an Agreement and Plan of Reorganization pursuant to which all of the assets of the Stance Equity ESG Large Cap Core ETF will be transferred to the Hennessy Stance ESG Large Cap ETF, in exchange for shares of the Hennessy Stance ESG Large Cap ETF, which will be distributed pro rata by the Stance Equity ESG Large Cap Core ETF to its shareholders, respectively, and the Hennessy Stance ESG Large Cap ETF will continue the business and assume the Stance Equity ESG Large Cap Core ETF’s liabilities (other than the excluded liabilities):

FOR	AGAINST	ABSTAIN
☐	☐	☐

In the discretion of the above named proxies, to transact such other business that may properly come before the special meeting or any postponements or adjournments thereof.

Please check box at right if you will be attending the meeting.	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.